SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

DrugMax, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	06-1283776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032-1968

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

DrugMax, Inc. has entered into new strategic relationships with two of its suppliers. Previously, the former DrugMax wholesale operations and Familymeds specialty pharmacies separately purchased products from AmerisourceBergen Drug Corporation (“ABDC”) and other wholesale pharmaceutical vendors. As part of its merger integration, DrugMax has consolidated its relationship with vendors and replaced the ABDC primary vendor agreement with two new supply agreements. DrugMax believes the new agreements will further its strategy of increasing its gross margins by improving its discount on branded pharmaceuticals and enabling it to purchase generic and specialty pharmaceuticals directly from manufacturers.

Pursuant to this strategy, DrugMax has entered into a new prime warehouse supplier agreement with D&K Healthcare Resources, Inc. (“D&K”), pursuant to which D&K will be DrugMax’s primary warehouse supplier of prescription drugs and other healthcare merchandise generally available from D&K. The D&K agreement has an initial term of two years. Further, pursuant to a new supply agreement with ABDC, ABDC will supply DrugMax with certain prescription products, thus providing DrugMax with a secondary source for its prescription product needs directly to its New England-based locations. The ABDC agreement has a term of 5 years with no minimum purchasing requirements and replaces the parties prior prime vendor agreement, which has been terminated.

In September of 2004, prior to the merger with Familymeds, ABDC ceased supplying products on credit to DrugMax’s wholesale drug distribution operations. At that time, the DrugMax past due amount owed to ABDC was $10.7 million. On October 22, 2004, ABDC filed a lien in Louisiana against the assets of Valley Drug Company South, one of DrugMax’s subsidiaries. In response, DrugMax filed a lawsuit against ABDC seeking to remove the lien. In connection with the new strategic supply agreement with ABDC, the forgoing lien was removed, the lawsuit was dismissed and the parties agreed to release all remaining claims. Further, on March 21, 2005, DrugMax and ABDC agreed to convert all unpaid existing accounts payable due to ABDC, including DrugMax’s $10.7 million account payable, the total amount of which was $23 million, into (a) a subordinated convertible debenture in the original principal amount of $11.5 million (the “Subordinated Debenture”) and (b) a subordinated promissory note in the original principal amount of $11.5 million (the “Subordinated Note”).

Pursuant to the Subordinated Note, principal is due and payable in 20 successive quarterly installments each in the amount of $575,000 beginning on December 1, 2005 and on each March 1, June 1, September 1, and December 1 thereafter and continuing until September 1, 2010, on which date all outstanding amounts are required to be paid. The Subordinated Note bears interest at a variable rate equal to the prime rate plus two percent (2.0%) per annum (subject to certain minimum and maximum interest requirements as provided in the Subordinated Note). The interest rate adjusts on each quarterly payment date based upon the prime rate in effect on each such quarterly payment date. Interest accrued on the unpaid principal balance of the Subordinated Note is due and payable on each quarterly payment date commencing on June 1, 2005.

Pursuant to the Subordinated Debenture, principal is due and payable in 19 successive quarterly installments each in the amount of $605,263 commencing on March 1, 2006 and on each March 1, June 1, September 1 and December 1 thereafter and continuing until September 1, 2010, on which date all outstanding amounts are required to be paid. Quarterly principal payments are payable at DrugMax’s option (subject to certain contractual limitations) in cash or in shares of common stock of DrugMax in an amount equal to $605,263 divided by $3.4416 (the “Issue Price”), which is the daily volume weighted average price of the common stock during the ten days preceding March 22, 2005. The Subordinated Debenture bears interest at a rate which adjust on each quarterly payment date and which is equal to (a) 10%, if the quarterly interest payment is made in common stock and (b) the prime rate on the date the quarterly interest payment is due plus 1% per annum, if the quarterly interest payment is made in cash (subject to certain minimum and maximum interest requirements as provided in the Subordinated Debenture). Quarterly interest payments due and payable on June 1, 2005, September 1, 2005, and December 1, 2005 are required to be paid in common stock. Commencing March 1, 2006, quarterly interest payments may be paid, at the option of DrugMax (subject to certain contractual limitations), in cash or common stock in an amount equal to the interest then due and owing divided by the Issue Price, or a combination thereof.

Pursuant to the Subordinated Debenture, from time-to-time ABDC may convert all or a portion of the Subordinated Debenture into common stock of DrugMax, provided, however, that ABDC shall not have the right to convert any portion of the Subordinated Debenture to the extent that after giving effect to such conversion it would beneficially own in excess of 9.99% of the number of shares of the common stock outstanding immediately after giving effect to such conversion. The number of shares of common stock to be issued upon any conversion is calculated by dividing the amount to be converted by the Issue Price. In connection with the Subordinated Debenture, DrugMax entered into a registration rights agreement, dated as of March 21, 2005, with ABDC pursuant to which it agreed to register the resale of all common stock issuable to ABDC in connection with the Subordinated Debenture.

After each quarterly payment date, ABDC is required to provide written notice to DrugMax of the net proceeds its receives from sale of the shares issued in payment of such quarterly principal and interest payment (the “Deemed Payment Amount”). In the event that the actual amount of principal and/or interest due on such quarterly payment date exceeds the Deemed Payment Amount for any quarterly payment date, the amount of principal deemed repaid by DrugMax for that quarter is limited to the Deemed Payment Amount less the amount of interest then due and owing (such event shall hereinafter referred to as a “Deemed Principal Payment Shortfall”). In the event that the actual amount due exceeds the Deemed Payment Amount with respect to any quarterly interest payments due on May 15, 2005, August 15, 2005 and November 15, 2005 (such event hereinafter referred to as a “Deemed Interest Payment Shortfall”), the amount of the Deemed Interest of Principal Payment shortfall is added to the final principal payment due under the Subordinated Debenture. In the event that the Deemed Payment Amount exceeds the actual amount due on any quarterly payment date, the amount of principal deemed repaid on such quarterly payment date shall be increased by the amount of such excess. Through December 31, 2005, ABDC may in no event sell in any trading day shares issued in payment of principal and/or interest that, in the aggregate, exceed 25% of the average trading volume of common stock for the preceding 10 trading days.

The Subordinated Debenture and Subordinated Note are guaranteed by DrugMax and certain of DrugMax subsidiaries, including Valley Drug Company, Valley Drug Company South, Familymeds, and Familymeds Holdings, Inc. (the “Debtors”) pursuant to Continuing Guaranty

Agreements dated as of March 21, 2005. The Debtors also entered into a subordinated security agreement dated as of March 21, 2005, pursuant to which each of the Debtors agreed that upon the occurrence of certain defaults and the passage of applicable cure periods each Debtor shall be deemed at that point to have granted to ABDC a springing lien upon and a security interest in substantially all of its assets to secure the Subordinated Debenture and the Subordinated Note. However, pursuant to a subordination agreement dated March 21, 2005, ABDC has agreed to subordinate the Subordinated Debenture, the Subordinated Note, the Guarantees and the Security Agreement to all “Senior Debt” of DrugMax and its subsidiaries. Senior Debt consists of all senior indebtedness now or hereafter owing, including indebtedness under that certain Second Amended and Restated Credit Agreement, dated as of December 9, 2004, among Familymeds, the other borrowers signatory thereto, General Electric Capital Corporation, as agent for the lenders signatory thereto, and any debt incurred by DrugMax and its subsidiaries to replace or refinance the such debt.

DrugMax claims an exemption from the registration requirements of the Act for the private placement of the Subordinated Note, the Subordinated Debenture and the common stock to be issued upon the conversion of the Subordinated Debenture and the payment of principal and interest under the Subordinated Debenture pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor is accredited, the investor had access to information about DrugMax and its investment, the investor took the securities for investment and not resale, and DrugMax took appropriate measures to restrict the transfer of the securities.

The foregoing summaries are qualified in their entirety by reference to the D&K supply agreement, the Subordinated Debenture, the Subordinated Note, the ABDC registration rights agreement, the security agreement, and the subordination agreement, all of which are attached hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Prime Warehouse Supplier Agreement among Familymeds, Inc. and D&K Healthcare Resources, Inc. dated December 28, 2004 (*)

10.2	Subordinated Convertible Debenture in the original principal amount of $11,500,000 dated March 21, 2005

10.3	Subordinated Promissory Note in the original principal amount of $11,500,000 dated March 21, 2005

10.4	Registration Rights Agreement among DrugMax, Inc. and AmerisourceBergen Drug Corporation dated March 21, 2005

10.5	Subordination Agreement among DrugMax, Inc., Valley Drug Company, Valley Drug Company South, Familymeds, Inc. General Electric Capital Corporation and AmerisourceBergen Drug Corporation dated March 21, 2005

10.6	Security Agreement among DrugMax, Inc., Valley Drug Company, Valley Drug Company South, Familymeds, Inc. and AmerisourceBergen Drug Corporation dated March 21, 2005

*	Confidential Treatment Requested by DrugMax, Inc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo Mercadante
Edgardo Mercadante, Chief Executive Officer

Dated: March 25, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Prime Warehouse Supplier Agreement among Familymeds, Inc. and D&K Healthcare Resources, Inc. dated December 28, 2004 (*)

10.2	Subordinated Convertible Debenture in the original principal amount of $11,500,000 dated March 21, 2005

10.3	Subordinated Promissory Note in the original principal amount of $11,500,000 dated March 21, 2005

10.4	Registration Rights Agreement among DrugMax, Inc. and AmerisourceBergen Drug Corporation dated March 21, 2005

10.5	Subordination Agreement among DrugMax, Inc., Valley Drug Company, Valley Drug Company South, Familymeds, Inc. General Electric Capital Corporation and AmerisourceBergen Drug Corporation dated March 21, 2005

10.6	Security Agreement among DrugMax, Inc., Valley Drug Company, Valley Drug Company South, Familymeds, Inc. and AmerisourceBergen Drug Corporation dated March 21, 2005

*	Confidential Treatment Requested by DrugMax, Inc